UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________

FORM 8-K
_____________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 _____________________________________________________

Date of Report (Date of earliest event reported): March 20, 2020

www.carlisle.com

CARLISLE COMPANIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480-781-5000
(Registrant’s telephone number)

16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254
(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	CSL	New York Stock Exchange
Preferred stock purchase rights	n/a	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Carlisle Companies Incorporated (the “Company”) previously disclosed that it entered into a Fourth Amended and Restated Credit Agreement, dated as of February 5, 2020, with JPMorgan Chase Bank, N.A., as Administrative Agent and a bank, and the other banks that are parties thereto, which provides the Company a $1 billion unsecured revolving credit facility with a maturity date of February 5, 2025 (the “Revolving Credit Agreement”).

On March 20, 2020, the Company elected to borrow $250 million under the Revolving Credit Agreement and on March 24, 2020, the Company elected to borrow an additional $250 million under the Revolving Credit Agreement. As of the date of this filing, the Company has $500 million available under the Revolving Credit Agreement. The Company borrowed funds under the Revolving Credit Agreement in order to increase cash on hand and enhance its financial flexibility in light of current uncertainty in global markets resulting from the COVID-19 outbreak. The proceeds from the borrowings are available to refinance existing indebtedness, to make acquisitions and other similar investments, for capital expenditures and working capital and for other general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date:	March 26, 2020	By:	/s/ Robert M. Roche
Robert M. Roche
Vice President and Chief Financial Officer